Exhibit 10.13

FIRST AMENDMENT TO LEASE

I. PARTIES AND DATE.

This First Amendment to Lease (the “Amendment”) dated December 7, 2009, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and TIGERLOGIC CORPORATION, a Delaware corporation, successor by merger to Raining Data Corporation, a Delaware corporation (“Tenant”).

II. RECITALS.

On November 9, 2004, Landlord and Tenant entered into a lease (the “Original Lease,” as amended by this Amendment, the “Lease”) for space in a building located at 25A Technology Drive, Irvine, California (“Premises”).

Landlord and Tenant each desire to modify the Original Lease to (a) allow the Term to expire by its terms as to a portion of the Premises consisting of approximately 14,154 rentable square feet of space shown on EXHIBIT A attached to this Amendment and herein referred to as the “Second Floor Excess Space”, (b) extend the Term as to the remainder of the Premises consisting of approximately 14,958 rentable square feet of space as shown on EXHIBIT A attached to this Amendment and is herein referred to as “Suite 100”, (c) adjust the Basic Rent and (d) make such other modifications as are set forth below.

III. MODIFICATIONS.

A. Expiration of Term as to Second Floor Excess Space. The parties agree that, notwithstanding anything to the contrary in the Original Lease, the Term of the Lease as to the Second Floor Excess Space shall expire upon the later to occur of (i) midnight on the day that is two (2) weeks following the date that the “Tenant Improvements” for Suite 100 (as defined in the attached Work Letter) are substantially completed subject only to minor punch list items or (ii) at midnight on February 28, 2010 ((i) or (ii), as applicable, the “Second Floor Excess Space Termination Date”). Tenant’s obligation to pay Basic Rent and Operating Expenses as to the Second Floor Excess Space shall terminate on February 28, 2010; provided, however, that to the extent that the Second Floor Excess Space Termination Date is delayed beyond February 28, 2010 due to a “Tenant Delay” (as defined in the Work Letter), then Tenant will be required to pay to Landlord (i) $736.00 for each such day of delay as Basic Rent for the Second Floor Excess Space, and (ii) Operating Expenses for the Second Floor Excess Space in the amount as provided in section 4.2 of the Lease (pro-rated for the Second Floor Excess Space share of such Operating Expenses divided by 30), for each such day of delay. Tenant shall deliver possession of the Second Floor Excess Space to Landlord in the condition as required by the provisions of Sections 7.3 and 15.3 of the Lease on or before the Second Floor Excess Space Termination Date, provided that Landlord hereby acknowledges that there are no Non-Standard Improvement or Alterations in the Second Floor Excess Space that Tenant will be required to replace or remove. From and after the Second Floor Excess Space Termination Date, the “Premises” under the Lease shall consist only of Suite 100.

B. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of the Second Floor Excess Space Termination Date, Item 1 shall be deleted in its entirety and substituted therefor shall be the following:

“1. Premises: Suite No. 100 (the Premises are more particularly described in Section 2.1).

Address of Building: 25A Technology Drive, Irvine, CA”

2. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“5. Lease Term: The Term of this Lease shall expire at midnight on October 31, 2015 (“Expiration Date”)”

3. Item 6 is hereby amended by adding the following:

“Commencing March 1, 2010, the Basic Rent shall be Seventeen Thousand Nine Hundred Fifty Dollars ($17,950.00) per month, based on $1.20 per rentable square foot.

Commencing March 1, 2011, the Basic Rent shall be Nineteen Thousand Four Hundred Forty-Five Dollars ($19,445.00) per month, based on $1.30 per rentable square foot.

Commencing March 1, 2012, the Basic Rent shall be Twenty Thousand Nine Hundred Forty-One Dollars ($20,941.00) per month, based on $1.40 per rentable square foot.

Commencing March 1, 2013, the Basic Rent shall be Twenty Two Thousand Four Hundred Thirty-Seven Dollars ($22,437.00) per month, based on $1.50 per rentable square foot.

Commencing March 1, 2014, the Basic Rent shall be Twenty Three Thousand Nine Hundred Thirty-Three Dollars ($23,933.00) per month, based on $1.60 per rentable square foot.

Commencing March 1, 2015, the Basic Rent shall be Twenty Five Thousand Four Hundred Twenty-Nine Dollars ($25,429.00) per month, based on $1.70 per rentable square foot.”

4. Effective as of the Second Floor Excess Space Termination Date, Item 8 shall be deleted in its entirety and substituted therefore shall be the following:

“8. Floor Area of Premises: Approximately 14,958 rentable square feet (which rentable square footage shall be fixed for the entire Term, as it may be further extended)”

5. Item 12 is hereby deleted in its entirety and substituted therefor shall be the following:

“12. Address for Payments and Notices:

LANDLORD

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President, Operations

Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Vice President, Operations

Irvine Office Properties, Technology Portfolio

TENANT

TIGERLOGIC CORPORATION

25A Technology Drive, Suite 100

Irvine, CA 92618”

6. Effective as of the Second Floor Excess Space Termination Date, Item 15 shall be deleted in its entirety and substituted therefor shall be the following:

“15. Vehicle Parking Spaces: Fifty (50)”

C. Right to Extend this Lease. The provisions of Section 3.3 of the Original Lease entitled “Right to Extend this Lease” are hereby deleted in their entirety, and substituted therefor shall be the following:

“SECTION 3.3. RIGHT TO EXTEND THIS LEASE. Provided that no Event of Default has occurred and is continuing under any provision of this Lease, at the time of exercise of the extension right granted herein, and provided further that Tenant has not assigned its interest in this Lease or sublet more than twenty-five percent (25%) of the Floor Area of the Premises (in the aggregate) to other than a “Permitted Transferee” (as hereinafter defined), then Tenant may extend the Term of this Lease for one (1) period of either thirty-six (36) months or sixty (60) months at Tenant’s election. Tenant shall exercise its right to extend the Term (as same is extended by this Amendment) by and only by delivering to Landlord, not less than nine (9) months or more than eleven (11) months prior to the Expiration Date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”). Tenant’s Commitment Notice shall irrevocably state whether Tenant’s exercise is as to a 36-month or 60-month extension and in the absence of such statement, Tenant’s exercise shall conclusively be deemed to be as to a 36-month extension. The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then within one hundred twenty (120) and ninety (90) days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental (the “Prevailing Rental Rate”) rate for a 36-month or 60-month renewal (as applicable) of comparable space in “freeway fronting” projects owned by Landlord in the Irvine Spectrum Area (“Comparable Projects”) (together with any increases thereof during the extension period) as of the commencement of the extension period (“Landlord’s Determination”). Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than twenty (20) days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”). Within ten (10) days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the Prevailing Rental Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rental Rate. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the Prevailing Rental Rate for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in the vicinity of the Comparable Projects.

Within thirty (30) days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the Prevailing Rental Rate determined by Landlord or by Tenant more accurately reflects the Prevailing Rental Rate for the 36-month or 60-month renewal (as applicable) of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the Prevailing Rental Rate for the extension period. In making such determination, the appraiser shall consider rental comparables for the Comparable Projects (provided that if there are an insufficient number of comparables within the Comparable Projects, the appraiser shall consider rental comparables for similarly improved space within the vicinity of the Comparable Projects with appropriate adjustment for location and quality of project), including, without limitation, factors for tenant improvement allowances or “free rent” provisions then being granted by landlords for renewals of leases, but the appraiser shall not attribute any factor for brokerage commissions or any improvements paid for by Tenant in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the Prevailing Rental Rate submitted by the other party, in which event such terms shall be deemed adopted as the agreed Prevailing Rental Rate. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the Prevailing Rental Rate was not accepted by the appraiser.

Within twenty (20) days after the determination of the Prevailing Rental Rate, Landlord shall prepare an appropriate amendment to this Lease in commercially reasonable form for the extension period, and Tenant shall execute and return same to Landlord within twenty (20) days after Tenant’s receipt of same. Should the Prevailing Rental Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period set forth in the initial paragraph of this Section 3.3, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph other than to a “Permitted Transferee” shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single thirty-six (36) month or 60-month (as applicable) extension period created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section 3.3.”

D. Operating Expenses. Effective as of the Second Floor Excess Space Termination Date, the term “Tenant’s Share” as defined in Section 4.2(a) shall be amended to mean the following: that portion of any “Operating Expenses” (as defined in Section 4.2 of the Lease) which is determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of the Premises (that is, of Suite 100) and the denominator of which is the total rentable square footage, as reasonably determined from time to time by Landlord, of (i) the Building (which rentable square footage shall be fixed at 29,112 for the entire Term, as it may be further extended), for all expenses reasonably determined by Landlord to benefit or relate substantially to the Building, or (ii) all or some of the buildings in the Project, as reasonably determined by Landlord, for expenses reasonably determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.

E. Security Deposit Section 4.3 of the Original Lease is hereby amended to provide that, upon an Event of Default by Tenant (as defined in Section 14.1 of the Lease), Landlord may, in its sole and absolute discretion and notwithstanding any contrary provision of California Civil Code Section 1950.7, additionally retain, use or apply the whole or any part of the Security Deposit to pay amounts estimated by Landlord as the amount due Landlord for prospective rent and for damages pursuant to Section 14.2 (a)(i) of the Lease and/or California Civil Code Section 1951.2.

F. Signage. Effective as of the Second Floor Excess Space Termination Date, Section 5.2 of the Original Lease is hereby amended to provide that (i) Tenant may, in its sole discretion, change the name on the illuminated building top sign to TigerLogic at Tenant’s sole cost and expense; (ii) Tenant’s right to one (1) exterior “eye brow” signage on the Building is terminated as of the Second Floor Excess Space Termination Date; and (iii) Landlord, at Landlord’s sole cost and expense, shall install lobby directory signage for Tenant.

G. “After Hours” HVAC. Effective as of the Second Floor Excess Space Termination Date, Section 6.1 of the Original Lease is hereby amended to provide that the “reasonable charge” for Tenant’s “after hours” usage of each HVAC servicing the Premises, shall mean the following charges (in addition to the electricity charges paid to the utility provider): (i) $5.00 per hour for 1-5 ton HVAC units, (ii) $7.50 per hour for 6-30 ton HVAC units and (iii) $10.00 per hour for HVAC units of greater than 30 tons.”

H. Late Payments. The reference to “Two Hundred Fifty Dollars ($250.00)” in Section 14.3(a) of the Original Lease is hereby amended to “One Hundred Dollars ($100.00).”

I. Waiver of Jury Trial. Section 14.7 of the Original Lease is hereby deleted in its entirety and substituted therefor shall be the following:

SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL

OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 – 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING

OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

J. Prorations. The third sentence of Article XVI of the Original Lease is hereby deleted in its entirety, and substituted therefore shall be the following:

“All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.”

K. Broker’s Commission. Article XVIII of the Original Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) and Travers Realty ONCOR International/Newport Beach (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Original Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

L. Tenant Improvements. Tenant’s lease of Suite 100 pursuant to this Amendment shall be subject to the acknowledgements set forth in Section 2.2 of the Original Lease, and Tenant further acknowledges that flooring materials which may be installed within those portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils. Further, Landlord hereby agrees to complete the “Tenant Improvements” for Suite 100 in accordance with the provisions of Exhibit X, Work Letter, attached hereto and incorporated herein by reference.

IV. GENERAL.

A. Effect of Amendments. The Original Lease shall remain in full force and effect except to the extent that it is modified by this Amendment. In the event of a conflict between the terms of the Original Lease and this Amendment, the terms of this Amendment will apply.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Original Lease shall have the same meaning in this Amendment as in the Original Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. Landlord and Tenant each represent that the individual(s) executing this Amendment on behalf of Landlord and Tenant, respectively, are duly authorized to execute and deliver this Amendment on behalf of such party, and that this Amendment is binding upon Landlord and Tenant, respectively, in accordance with its terms.

F. SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		TIGERLOGIC CORPORATION,
a Delaware limited liability company		a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Richard W. Koe
	Steven M. Case, Senior Vice President	Name:	Richard W. Koe
	Leasing, Office Properties	Title:	CEO

By	/s/ Tracy M. Perrelle	By	/s/ Thomas Lim
	Tracy M. Perrelle, Vice President	Name:	Thomas Lim
	Operations, Office Properties	Title:	CFO and VP Finance

EXHIBIT A

25A Technology

1st Floor

(“Suite 100”)

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EXHIBIT X

WORK LETTER

BUILD TO SUIT

The tenant improvement work (the “Tenant Improvements” and the “Tenant Improvements Work”) shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the Premises as shown in the pricing plan (the “Plan”) prepared by LPA, dated September 1, 2009, which Plan is attached hereto as Schedule I, and the cost estimate (the “Cost Estimate”) prepared by Roel Construction, dated September 4, 2009, which Cost Estimate is attached hereto as Schedule II, including Alternates “A”, “C”, “D” and “E” shown on said Plan and/or Cost Estimate, but not Alternate “B”. The Tenant Improvement Work shall be performed by a contractor selected by Landlord, in accordance with the requirements and procedures set forth below.

I. ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A. Landlord shall cause its contractor to construct the Tenant Improvements at Landlord’s sole cost and expense, including without limitation, all costs of preliminary space plans, architectural, electrical and mechanical working drawings including engineering, permits, plus contractor’s and construction management fees for the Tenant Improvements, provided that any additional cost resulting from Approved Change Orders (as hereinafter defined) requested by Tenant shall be borne solely by Tenant and paid to Landlord as hereinafter provided. Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord’s building standard tenant improvements, materials and specifications for the Project as set forth in Schedule III attached hereto (“Standard Improvements”). Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within five (5) days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B. In the event that Tenant requests in writing a revision to the Plan (“Change”), and Landlord so approves such Change as provided in Section I.C below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work and/or any Tenant Delay that such Change would cause. Tenant shall approve or disapprove such change order and Tenant Delay, if any, in writing within two (2) days following Tenant’s receipt of such change order. If Tenant approves any such change order (“Approved Change Order”), Landlord, at its election, may either (i) require as a condition to the effectiveness of such Approved Change Order that Tenant pay the increase in the cost to complete attributable to such Approved Change Order concurrently with delivery of Tenant’s approval of the Approved Change Order, or (ii) defer Tenant’s payment of such increase until the date ten (10) days after delivery of invoices for same, provided however, that such cost must in any event be paid in full prior to Tenant’s commencing occupancy of the Premises. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant’s approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

C. Landlord may consent in writing, in its sole and absolute discretion, to Tenant’s request for a Change, including any modification of a Standard Improvement in the Plan to a non-standard improvement (“Non-Standard Improvement”), if requested in writing by Tenant. In addition, Landlord agrees that it shall not unreasonably withhold its consent to Tenant’s requested Changes to previously approved Non-Standard Improvements, unless Landlord determines, in its sole and absolute discretion, that such requested Change to the Non-Standard Improvements (i) is

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of a lesser quality than the Non-Standard Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or cause additional expenses to Landlord in reletting the Premises. All Standard Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given at the time of Landlord’s approval of a Change requested by Tenant, require Tenant either to remove all or any of the Tenant Improvements approved by way of such Change, to repair any damage to the Premises or the Common Area arising from such removal, and to replace any Non-Standard Improvements approved by way of such Change with the applicable Standard Improvement, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date or sooner termination of this Lease.

D. As used herein, “Tenant Delay” shall mean Tenant’s failure to comply with any of the time periods specified in this Work Letter, failure to otherwise approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within five (5) days following Tenant’s receipt thereof), Tenant’s request of any Changes, or the submission of inaccurate or erroneous specifications or other information which delays in any manner the substantial completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate.

E. It is understood that all or a portion of the Tenant Improvements may be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage to Tenant to the extent not the result of Landlord’s negligence or willful misconduct. While Landlord agrees to employ construction practices reasonably intended to minimize disruptions to the operation of Tenant’s business in the Premises, Tenant acknowledges and agrees that some disruptions may occur during the course of construction of the Tenant Improvements, and in no event shall rent abate as the result of the construction of the Tenant Improvements; provided, however, that Landlord shall provide reasonable access at all times to Tenant to the computer lab and shipping room in the Premises. As set forth in the Plan, Landlord shall pay for and cause Tenant’s furniture and other equipment (excluding computers) to be moved as necessary so as to facilitate the Tenant Improvements Work.

F. Tenant hereby designates Thomas G. Lim (“Tenant’s Construction Representative”), Telephone No. (408) 236-7614, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.

2

II. DISPUTE RESOLUTION

A. All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B. Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C. The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

3

Schedule I

The Plan

ARCHITECTURE

PLAN SPECIFIC NOTES

SIGNAGE NOTES

DEMO CEILING NOTES

DEMOLITION NOTES

CEILING NOTES

PARTITION NOTES

FINISH NOTES

POWER NOTES

STRUCTURAL

PLAN SPECIFIC NOTES

ELECTRICAL

PLAN SPECIFIC NOTES

ALTERNATES

PLAN SPECIFIC NOTES

CAPITAL ALTERNATES

MECHANICAL

PLAN SPECIFIC NOTES

PLUMBING

PLAN SPECIFIC NOTES

LEGENDS

EQUIPMENT LEGEND

WALL LEGEND

FINISH LEGEND

DOOR HARDWARE SCHEDULE

ELECTRICAL LEGEND

APPROVAL

LPA

Tiger Logic
Suite 100

PRELIMINARY
PRICING PLAN

DD1.0

1

FIRST FLOOR DEMOLITION PLAN

LPA

Tiger Logic
Suite 100

204 Technology
Irvine CA

Developed by
The Irvine Company

FIRST FLOOR
DEMOLITION PLAN

DD1.1

2

Schedule II

The Cost Estimate

THE IRVINE COMPANY

PRELIMINARY PRICING #: 1

PROJECT:	Tiger Logic 25A Technology Suite 100 Irvine, CA	PRICING DATE:	9/4/2009
		PROJECT NO:	C-01577
		MASTER CONTRACT DATE:	7/1/2008
CONTRACTOR:	ROEL Construction Co., Inc. 2500 Michelson Dr. Ste 300 Irvine, ca 92612	CONSTRUCTION MANAGER:	Nancy Lucia
		USEABLE SQUARE FOOTAGE:	13,849
PROJECT MGR:	Mike Renna	RENTABLE SQUARE FOOTAGE:	14,958
ARCHITECT:	LPA	ADDENDUM #1 DATED:	-
PLAN DATE:	9/1/2009	ADDENDUM #2 DATED:	-

DESCRIPTION	STANDARD	/USF	NON-STANDARD	/USF	TOTAL COST	/USF
TOTAL PROJECT HARD COSTS:	$ 177,011	$ 12.78	$ -	$ -	$ 177,011	$ 12.78
TOTAL PROJECT SOFT COSTS:	$ 49,584	$ 3.58	$ -	$ -	$ 49,584	$ 3.58
CM FEE @ 5.00%:	$ 11,330	$ 0.82	$ -	$ -	$ 11,330	$ 0.82
CONTINGENCY @ 5.00%:	$ 11,330	$ 0.82	$ -	$ -	$ 11,330	$ 0.82
TOTAL PROJECT COST:	**$ 249,255**	**$ 18.00**	**$ -**	**$ -**	**$ 249,255**	**$ 18.00**
LANDLORD PROVIDED ALLOWANCE:		$ -		$ -		
Variance/Customer Cost:	$ 249,255	$ 18.00	$ -	$ -		
TOTAL ALTERNATE COST:			$ 62,656	$ 4.52	$ 62,656	$ 4.52

Please note: alternates are listed separately on page 3 and are not included in the Total Project Cost above

TBD	6 weeks from start date
ESTIMATED START DATE	SUBSTANTIAL COMPLETION DATE

Not valid until fully executed by all parties listed below.

Signature of the Bid Summary Document indicates your agreement herewith, including all terms and conditions included in the Lease and Workletter.

APPROVALS

Construction Manager Review: X

Tiger Logic	
Suite 100, Irvine, CA	
	TBD

X

25A Technology

The Irvine Company, LLC	
111 Innovation Drive, Irvine, CA 92617	
AMOUNT APPROVED	TBD
CODE	$ -
LANDLORD	$ -
CAPITAL	$ -
R&M EXPENSE	$ 406
RESTORATION	$ -
	$ - OK

X DATE

X DATE

Abandonment Percentage:	NA

Tiger Logic Preliminary - 9/4/2009 Page 1 of 4

3

HARD COST BREAKDOWN:	STANDARD	/USF	NONSTANDARD	/USF	TOTAL COST	/USF
01400 Cleaning & Protection:	$ 5,764	$ 0.42	$ -	$ -	$ 5,764	$ 0.42
02050 Demolition:	$ 2,602	$ 0.19	$ -	$ -	$ 2,602	$ 0.19
02500 Landscaping:	$ -	$ -	$ -	$ -	$ -	$ -
02830 Fences & Gates:	$ -	$ -	$ -	$ -	$ -	$ -
02950 Paving & Surfacing:	$ -	$ -	$ -	$ -	$ -	$ -
03300 Concrete:	$ 2,850	$ 0.21	$ -	$ -	$ 2,850	$ 0.21
05500 Metal Fabrication:	$ -	$ -	$ -	$ -	$ -	$ -
06100 Rough Carpentry:	$ 1,150	$ 0.08	$ -	$ -	$ 1,150	$ 0.08
06200 Millwork:	$ 2,600	$ 0.19	$ -	$ -	$ 2,600	$ 0.19
07200 Thermal Insulation:	$ -	$ -	$ -	$ -	$ -	$ -
07700 Roofing:	$ 400	$ 0.03	$ -	$ -	$ 400	$ 0.03
08200 Doors Frames & Hardware:	$ 9,769	$ 0.71	$ -	$ -	$ 9,769	$ 0.71
08400 Entrances & Storefronts	$ -	$ -	$ -	$ -	$ -	$ -
08800 Glass & Glazing:	$ 1,536	$ 0.11	$ -	$ -	$ 1,536	$ 0.11
09200 Gypsum Board Partitions:	$ 11,089	$ 0.80	$ -	$ -	$ 11,089	$ 0.80
09300 Stone & Ceramic Tile:	$ -	$ -	$ -	$ -	$ -	$ -
09500 Acoustical Ceilings:	$ 5,698	$ 0.41	$ -	$ -	$ 5,698	$ 0.41
09600 Floor Covering:	$ 34,699	$ 2.51	$ -	$ -	$ 34,699	$ 2.51
09900 Paint & Wallcovering:	$ 9,071	$ 0.65	$ -	$ -	$ 9,071	$ 0.65
10270 Access Flooring:	$ -	$ -	$ -	$ -	$ -	$ -
10400 Misc Equipment & Specialties:	$ 2,050	$ 0.15	$ -	$ -	$ 2,050	$ 0.15
10520 Fire Protection Specialties:	$ -	$ -	$ -	$ -	$ -	$ -
10800 Toilet Accessories:	$ 750	$ 0.05	$ -	$ -	$ 750	$ 0.05
12500 Window Treatment:	$ 400	$ 0.03	$ -	$ -	$ 400	$ 0.03
15000 Fire Protection:	$ 2,556	$ 0.18	$ -	$ -	$ 2,556	$ 0.18
15400 Plumbing:	$ 5,380	$ 0.39	$ -	$ -	$ 5,380	$ 0.39
15500 Mechanical:	$ 40,384	$ 2.92	$ -	$ -	$ 40,384	$ 2.92
15900 HVAC Controls:	$ 1,450	$ 0.10	$ -	$ -	$ 1,450	$ 0.10
16000 Electrical:	$ 18,672	$ 1.35	$ -	$ -	$ 18,672	$ 1.35
16720 Fire Life Safety:	$ -	$ -	$ -	$ -	$ -	$ -
00001	$ -	$ -	$ -	$ -	$ -	$ -
00002	$ -	$ -	$ -	$ -	$ -	$ -
SUBTOTAL:	$ 158,850	$ 11.47	$ -	$ -	$ 158,850	$ 11.47
General Conditions	$ 10,060	$ 0.73	$ -	$ -	$ 10,060	$ 0.73
Fee	$ 8,101	$ 0.58	$ -	$ -	$ 8,101	$ 0.58
01000 SUBTOTAL GENERAL CONDITIONS & FEE:	$ 18,161	$ 1.31	$ -	$ -	$ 18,161	$ 1.31
TOTAL THIS CATEGORY:	$ 177,011	$ 12.78	$ -	$ -	$ 177,011	$ 12.78

SOFT COST BREAKDOWN:	STANDARD	/USF	NONSTANDARD	/USF	TOTAL COST	/USF
Space Planning:	$6,447	$ 0.47		$ -	$ 6,447	$ 0.47
Construction Drawings:	$11,082	$ 0.80		$ -	$ 11,082	$ 0.80
Construction Administration:	$3,654	$ 0.26		$ -	$ 3,654	$ 0.26
Mechanical Engineering:	$6,608	$ 0.48		$ -	$ 6,608	$ 0.48
Electrical Engineering:	$5,606	$ 0.40		$ -	$ 5,606	$ 0.40
Structural Engineering:	$2,270	$ 0.16		$ -	$ 2,270	$ 0.16
		$ -		$ -	$ -	$ -
SUBTOTAL:	$35,687	$ 2.58	$0	$ -	$ 35,687	$ 2.58
Reimbursables:	$4,500	$ 0.32		$ -	$ 4,500	$ 0.32
City Plancheck:	$4,709	$ 0.34		$ -	$ 4,709	$ 0.34
City Permit:	$4,709	$ 0.34		$ -	$ 4,709	$ 0.34
		$ -		$ -	$ -	$ -
		$ -		$ -	$ -	$ -
TOTAL THIS CATEGORY:	$ 49,584	$ 3.58	$0	$ -	$ 49,584	$ 3.58
CONSTRUCTION M'GMT FEE @ 5.00%:	$ 11,330	$ 0.82	$0	$ -	$ 11,330	$ 0.82
CONTINGENCY @ 5.00%:	$ 11,330	$ 0.82	$0	$ -	$ 11,330	$ 0.82
TOTAL BID SUMMARY AMOUNT:	$ 249,255	$ 18.00	$0	$ -	$ 249,255	$ 18.00

Tiger Logic Preliminary--9/4/2009 Page 2 of 4

4

ALTERNATES (not included in the above totals):	NONSTANDARD	/USF	TOTAL COST	/USF
A Remove existing Reception Desk	$ 418	$ 0.03	$ 418	$ 0.03
B Electrical power split between floor 1 and 2	$ 56,580	$ 4.09	$ 56,580	$ 4.09
C 30" deep Plastic Laminate countertop in Server Room 134	$ 2,648	$ 0.19	$ 2,648	$ 0.19
D Modify & relocate existing countertop in Server Room 134	$ 2,039	$ 0.15	$ 2,039	$ 0.15
E Survey existing 3 ton fan coil units to be relocated	$ 971	$ 0.07	$ 971	$ 0.07
F -	$ -	$ -	$ -	$ -
G -	$ -	$ -	$ -	$ -
H -	$ -	$ -	$ -	$ -
I -	$ -	$ -	$ -	$ -
J -	$ -	$ -	$ -	$ -
K -	$ -	$ -	$ -	$ -
L -	$ -	$ -	$ -	$ -
M -	$ -	$ -	$ -	$ -
N -	$ -	$ -	$ -	$ -
O -	$ -	$ -	$ -	$ -
P -	$ -	$ -	$ -	$ -
Q -	$ -	$ -	$ -	$ -
R -	$ -	$ -	$ -	$ -
S -	$ -	$ -	$ -	$ -
T -	$ -	$ -	$ -	$ -
U -	$ -	$ -	$ -	$ -
V -	$ -	$ -	$ -	$ -
W -	$ -	$ -	$ -	$ -
X -	$ -	$ -	$ -	$ -
Y -	$ -	$ -	$ -	$ -
Z -	$ -	$ -	$ -	$ -
TOTAL THIS CATEGORY:	$ 62,656	$ 4.52	$ 62,656	$ 4.52

RESTORATION REQUIREMENTS (Item Subject to Repair, Removal or Replacement at the conclusion of the Lease; Refer to Section 7.3 of the Lease for requirements)

QUALIFICATIONS & UNDERSTANDINGS:

Costs include construction of two (2) small HVAC shafts for refrigeration lines as required for fan coil relocation from 2nd floor to 1st floor (there are currently no shafts between the floors);

All material costs associated with Alternate B are figured as "allowances only" at this time due to inability to receive supplier quotation in short time frame;

EXCLUSIONS:

Relamping existing fixtures, repairs / replacement of ballasts, or repairs and replacement of existing light lenses;

FM200 or pre-action systems;

Above standard or major floor prep (if required);

Repairs to source of existing water damage (not determined at this time);

CAPITAL ALTERNATES (not included in the above totals):	Type	TOTAL COST	/USF
A C1 - Shampoo carpet	R&M Expense	$ 203	$ 0.01
B C2 - Clean terazzo flooring	R&M Expense	$ 203	$ 0.01
C -		$ -	$ -
D -		$ -	$ -
E -		$ -	$ -
F -		$ -	$ -
G -		$ -	$ -
H -		$ -	$ -
I -		$ -	$ -
J -		$ -	$ -
K -		$ -	$ -
L -		$ -	$ -
M -		$ -	$ -
N -		$ -	$ -
O -		$ -	$ -
P -		$ -	$ -
Q -		$ -	$ -
R -		$ -	$ -
TOTAL THIS CATEGORY:		$ 406	$ 0.03

Tiger Logic Preliminary--8/4/2009 Page 3 of 4

5

Terms and Definitions

CONSTRUCTION CONTINGENCY

Normal Purpose and Use: A Construction Contingency has been included in the contract sum to cover potential additional costs or expense not estimated as specific predictable items in the direct cost of the Work. Such additional costs or expenses could result from the following causes or occurrences:

- Marketing Conditions-Labor and material availability.
- Substructure problems and risks (unrelated to design or soils analysis).
- Purchasing gaps.
- Estimating errors or optimistic judgments relating to the preparation of the estimate.
- Failure of a subcontractors or suppliers.
- Adverse interpretation of Agency or local labor regulations covering the performance of the work, safety, code interpretation, etc.
- Extraordinary-unpredicted labor rate increases during the construction period.
- Overtime and other costs as necessary to meet completion date where contract delays have occurred due to inspections, field conditions, unforeseen conditions, unanticipated adjacent tenant business demands, etc.
- Legal Fees - Liens, Claims, etc.
- Abnormal weather conditions.
- Unforeseen building deficiencies.

It is noted that none of the foregoing causes or occurrences modify the basic contract, design or scope of work nor do they result from Owner/Architect decisions or errors.

Contingency Expenditure: The contingency is part of the Contract Sum guaranteed by The Irvine Company. The Irvine Company has the authority to approve any contingency expense.

Items Not Included In The Contingency: The Construction Contingency does not include costs or expenses related to changes in scope caused by:

- Changes in scope.
- Decisions of choice by the Tenant.
- Plan check revisions to contract plans and specifications.
- Subsequent code modifications and interpretations to Plans and Specifications.
- Duplications of effort by contractor, subcontractor, and supplier as a result of the foregoing.

Scope changes are generally defined as those requiring an increase or decrease in the project area or volume, an increase or decrease in materials (including fixtures, equipment, and parts) and the substitutions for specified materials or finishes.

WARRANTY

The contractor warrants that all materials and equipment furnished for this Project will be new unless otherwise specified and that all work will be of good workmanship and quality, free from faults and defects and in conformance with the contract documents. The contractor guarantees that the Work and all portions thereof will be free from all defects in material and workmanship for a period of one (1) year from the date of completion of the Work and The Irvine Company's acceptance. The Tenant shall provide written notice to the Contractor and The Irvine Company of any repairs that is believed to be covered under the warranty. The Contractor will commence repair work upon this notice. If the work is determined not be covered the Contractor will immediately notify the Tenant and The Irvine Company in writing for further review.

ALLOWANCES

The pricing may include Allowance for a portion of the Work that is not clearly defined or not quantifiable. A best estimate will be included for the anticipated scope of work but is not a guarantee of the price. As the Work is further defined, the actual cost will be determined and the total cost is subject to revision to final the cost by way of a change order.

RESTORATION

The Landlord reserves the right as outlined in the Lease to require Tenant either to remove all or any of the Non-Standard Improvements, to repair any damages to the premises or the Common Area arising from the such removal, and to replace such Non-standard Improvement with the applicable building standards, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. The items listed in this estimate do not limit the restoration required as part of the lease and are intended to identify the major requirements only. Additional restoration items such as cable removal, removal of items from the walls and hole patching, relamping fixtures, ceiling tile replacement, general cleanup, removal of signage, security systems, repair of damaged items, etc., are required as part of the lease.

Tiger Logic Preliminary-9/4/2009 Page 4 of 4

6

Schedule III

Standard Improvements

Tenant Improvement / Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

TENANT STANDARD GENERAL OFFICE:	CARPET Direct glue, from one of the following options:

	Designweave - Z6354 Tempest Esq.: a) 553 Steel Wool b) 773 Melba Toast c) 575 Silver Smoke d) 535 Dolphin e) 454 Denim	Designweave – Z6356 Techno: a) 336 Lido b) 252 Topaz c) 518 Night Sky d) 997 Silver Plum e) 496 Galactic

VINYL COMPOSITION TILE (VCT) 12x12 VCT Armstrong Standard Excelon, from the following options:

	a) 51803 Pearl White b) 51899 Cool White	c) 51908 Pewter d) 51899 Cool White

PAINT / WALLS

5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish.

BASE

2-1/2”Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP

Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE

Plastic laminate color at millwork to be Nevamar “Smoky White”, Textured #S-7-27T.

CEILING 2x4 USG Radar Illusions #2842 grid and scored tile on 9/16” T-bar grid. Continuous grid throughout.

PERIMETER WALLS Furring, 25 ga. metal studs with 5/8” gypsum drywall, with batt insulation.

LIGHTING 2X4 fluorescent, 3-lamp energy saving ballast, 18-cell parabolic lens fixture.

DOORS 1-3/4” solid core, 3”-0” x 8’-10”, plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

OFFICE SIDELITES

All interior offices to have sidelite glazing adjacent to office entry door. 2’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

TENANT STANDARD GENERAL OFFICE (CONTINUED):	WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD MECHANICAL:

HVAC

Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with single-row hot water reheat coil.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48” above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20’x13’ or larger shall be provided with a separate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD ELECTRICAL:

ELECTRICAL SYSTEM

277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

LIGHTING

Double switch per Title 24, paired in double gang box, Leviton “Decora” white plastic coverplate, 42” AFF to switch centerline. Provide occupancy sensors as required by code. 2x4 fluorescent light fixtures, 3-lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs: Internally illuminated, white sign face with green text.

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD ELECTRICAL (CONTINUED):

OUTLETS

Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18” AFF to centerline, white plastic coverplate. Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box. Power poles and furniture by Tenant. Ratio of one (1) feed per eight (8) workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline, Cover plate by telephone and/or cabling company. Teflon cable by tenant.

One (1) empty 2” conduit to be routed from Tenant’s Server Room, 4x8 backboard to building main telephone backboard.

TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING:	FLOORS Sealed concrete.

WALLS 5/8” gypsum wallboard standard partition. Paint to match Benjamin Moore AC-40 Glacier White; rated partition at occupancy separation as required by code.

CEILING Exposed structure, non-painted.

WINDOWS None

ACCESS 7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass.

HVAC None

PLUMBING

Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING Chain hung florescent strip fixtures.

OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls.

SECURITY Lockable doors.